Exhibit 99.1

TTM Technologies, Inc.	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Announces Executive Transition

Santa Ana, CA – August 18, 2019 - TTM Technologies, Inc. (NASDAQ: TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today announced that Catherine Gridley (“Cathie”) will be joining the TTM executive team on September 3rd as incoming Senior Vice President and President of the Aerospace and Defense/Specialty (“A&D”) Business Unit (“BU”), and will formally assume the A&D leadership role on January 1st, 2020.

Cathie joins TTM most recently from Northrup Grumman Corporation (“NGC”) where she was the Vice President and General Manager of their Advanced Defense Services Division leading more than 5,000 employees worldwide. Prior to her time at NGC, she held P&L leadership positions with DynCorp International, GE Aviation Systems and Goodrich. Cathie earned her Bachelor of Science in Accounting from Ithaca College and Masters in Business Administration from Binghamton University.

Phil Titterton, currently TTM’s Executive Vice President and President of the A&D BU will transition to Executive Vice President and Chief Operating Officer (“COO”). He will be assuming this responsibility on January 1st 2020. Brian Barber, currently Executive Vice President and COO will transition to an advisory role on January 1, 2020, reporting to Tom Edman with plans to retire on August 31st, 2020.

Tom Edman, CEO of TTM, commented “I am excited to welcome Cathie to the TTM team. Her depth and breadth of experience will be a tremendous asset to TTM’s solid position as a key supplier to the A&D electronics industry. Cathie’s hiring puts TTM in a position to further advance our engineering and manufacturing capabilities in support of our customers.”

“I am grateful for Brian’s service to TTM and its predecessor companies over the past 20 years, as he has driven a culture of continuous improvement and operational excellence throughout our 29 manufacturing facilities. I am confident that Phil will ably build on this legacy in driving optimal performance on behalf of our customers” Edman further commented.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties

TTM Technologies, Inc.	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations sameer.desai@ttmtech.com 714-327-3050 include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.